UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2011

BJ'S RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300
Huntington Beach, CA 92647
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (714) 500-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Changes in Compensation for Certain Named Executive Officers.  On January 6, 2011, the Company made changes in the annual base salaries and annual cash bonus opportunities for certain of its Named Executive Officers at the direction of the Compensation Committee of the Company’s Board of Directors.  The following changes were made effective as of December 29, 2010:

Gerald W. Deitchle (Chairman, President and Chief Executive Officer) – Mr. Deitchle's annual base salary was increased from $500,000 to $550,000.  His base annual cash bonus opportunity was increased from 65% to 80% of his base salary (i.e., $440,000) based on Mr. Deitchle’s achievement of agreed-to performance targets for fiscal 2011 in accordance with his employment agreement.  For each 1% by which the performance targets are exceeded, Mr. Deitchle's annual cash bonus opportunity will increase by 10% up to a maximum of 150% of his base cash bonus opportunity.   All other terms of Mr. Deitchle's employment remained unchanged.  A description of the terms of such employment is summarized in the Company's Proxy Statement filed with respect to the Company's 2010 Annual Meeting of Shareholders under "Compensation Discussion and Analysis – Compensation of the Chief Executive Officer– Gerald W. Deitchle Employment Agreement."

Gregory S. Levin (Executive Vice President and Chief Financial Officer) – Mr. Levin's annual base salary was increased from $325,000 to $350,000.  His base annual cash bonus opportunity was increased from 45% to 60% of his base salary (i.e., $210,000 for fiscal 2011) based on Mr. Levin’s achievement of agreed-to performance targets for fiscal 2011 under the Company's 2011 Performance Incentive Plan.  For each 1% by which such performance targets are exceeded, Mr. Levin's annual cash bonus opportunity will increase by 10% up to a maximum of 150% of his base annual cash bonus opportunity.  All other terms of Mr. Levin's employment remained unchanged.  A description of the terms of Mr. Levin's employment (other than the modifications described herein) is contained in the Company's Form 8-K filed on September 6, 2005 which is incorporated herein by this reference.  A description of the Company’s Performance Incentive Plan (other than the modifications described herein) is contained in the Company's Proxy Statement filed with respect to the Company's 2010 Annual Meeting of Shareholders under "Compensation Discussion and Analysis – Elements of Executive Compensation – Annual Incentive Bonus.”

Gregory S. Lynds (Executive Vice President and Chief Development Officer) – Mr. Lynds’ annual base salary was increased from $300,000 to $325,000.  His base annual cash bonus opportunity was increased from 45% to 60% of his base salary (i.e., $195,000 for fiscal 2011) based on Mr. Lynds’ achievement of agreed-to performance targets for fiscal 2011 under the Company's 2011 Performance Incentive Plan.  For each 1% by which such performance targets are exceeded, Mr. Lynds’ annual cash bonus opportunity will increase by 10% up to a maximum of 150% of his base annual cash bonus opportunity.  All other terms of Mr. Lynds’ employment remained unchanged.

 Wayne L. Jones (Executive Vice President and Chief Restaurant Operations Officer) – Mr. Jones’ annual base salary was increased from $300,000 to $325,000.  His base annual cash bonus opportunity was increased from 45% to 60% of his base salary (i.e., $195,000 for fiscal 2011) based on Mr. Jones’ achievement of agreed-to performance targets for fiscal 2011 under the Company's 2011 Performance Incentive Plan.  For each 1% by which such performance targets are exceeded, Mr. Jones’ annual cash bonus opportunity will increase by 10% up to a maximum of 150% of his base annual cash bonus opportunity.  All other terms of Mr. Jones’ employment remained unchanged.  A description of the terms of Mr. Jones' employment (other than the modifications described herein) is contained in Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q  for the quarter ended March 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ'S RESTAURANTS, INC.

Date: January 6, 2011
By: /s/ Gregory S. Levin
Gregory S. Levin, Executive Vice President, Chief Financial Officer and Principal Accounting Officer